Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Catalyst Biosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.001 per share, reserved for issuance under the 2018 Omnibus Incentive Plan	457(c) and 457(h)	2,500,000(2)	$0.69(3)	$1,725,000.00(3)	0.0000927	$159.91(3)

Total Offering Amounts					$1,725,000.00		$159.91

Total Fee Offsets							—

Net Fee Due							$159.91

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 shall also cover any additional shares of common stock (“Common Stock”) of Catalyst Biosciences, Inc. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the outstanding shares of Common Stock.

(2)

Represents 2,500,000 additional shares of Common Stock reserved for future issuance under the Registrant’s 2018 Omnibus Incentive Plan (the “2018 Plan”) following stockholder approval of an amendment to the 2018 Plan.

(3)

Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high $0.71 and low $0.67 prices of Common Stock on March 24, 2022, as reported on The Nasdaq Capital Market.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source

Rule 457(p)

Fee Offset Claims

Fee Offset Sources